UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2012

Resource America, Inc.
(Exact name of registrant as specified in its chapter)

Delaware	0-4408	72-0654145
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Crescent Drive, Suite 203
Navy Yard Corporate Center
Philadelphia, PA		19112
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: 215-546-5005

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.                      Completion of Acquisition or Disposition of Assets.

On April 17, 2012, Resource America, Inc. (“RAI”) closed on its previously announced sale of 100% of the common equity interests of Apidos Capital Management, LLC (“Apidos”), its collateralized loan obligation (“CLO”) management subsidiary, to CVC Capital Partners SICAV-FIS, S.A. (“CVC”).  Pursuant to the previously reported sale and purchase agreement and related agreements between RAI and CVC dated as of December 29, 2011 (collectively, the “SPA”), RAI sold Apidos in exchange for (i) $25 million in cash, (ii) a 33% limited partner interest in CVC Credit Partners, L.P, a newly-formed Cayman Islands limited partnership jointly owned by RAI and CVC (the “Partnership”), and (iii) a 33% interest in the Partnership’s general partner, a Jersey corporation (the “General Partner”).  Prior to the closing, CVC contributed to the Partnership its credit management subsidiary, CVC Cordatus Group Limited (“Cordatus”). RAI retained a preferred equity interest in Apidos which entitles it to receive distributions from the Partnership equal to 75% of the incentive management fees from the legacy Apidos portfolios.

Item 7.01.                      Regulation FD Disclosure.

On April 17, 2012, RAI issued a press release announcing the closing of the above-described transaction. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the U.S. Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any filing under the U.S. Securities Act of 1933, as amended.

Item 9.01.                      Financial Statements and Exhibits.

(b)           Pro Forma Financial Information.

   The unaudited pro forma consolidated balance sheet of RAI as of December 31, 2011, and the related unaudited pro forma consolidated statements of operations for the three months ended December 31, 2011 and the fiscal year ended September 30, 2011 and the related notes are attached to this report as Exhibit 99.2.

(d)           Exhibits.

99.1	Press Release
99.2	Unaudited pro forma condensed consolidated financial statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Resource America, Inc.

Dated: April 23, 2012	By:	/s/ Thomas C. Elliott
Name: Thomas C. Elliott
Title: Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
Ex 99.1	Press Release
Ex 99.2	Unaudited pro forma condensed consolidated financial statements